Exhibit 16

September 9, 2020

Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

SECPSletters@sec.gov

100 F Street, NE

Washington, D.C. 20549

This is to confirm that we are in agreement with the “Change in Accountants” statement included within the Registration Statement Form S-1 filed by Generations Bancorp, Inc. pertaining to the client-auditor relationship between Seneca-Cayuga Bancorp, Inc. and Bonadio & Co., LLP.

Very truly yours,
BONDIO & CO., LLP

by: /s/ Jamie L. Card
Jamie L. Card, CPA
Partner